Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

AUTOLIV, INC.

AUTOLIV, INC., a Delaware corporation, the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on October 1, 1996 and a Certificate of Amendment of which was filed with the Secretary of State of the State of Delaware on November 20, 1996, HEREBY CERTIFIES that this Restated Certificate of Incorporation, restating, integrating and amending its Certificate of Incorporation, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

FIRST: The name of the Corporation is Autoliv, Inc. (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 350,000,000 of which 25,000,000 shares shall be Preferred Stock, of the par value of $1.00 per share, and 325,000,000 shares shall be Common Stock, of the par value of $1.00 per share. The authorized shares of Preferred Stock and Common Stock will, except as otherwise required by applicable law or the rules of any stock exchange on which the corporation’s stock is traded, be available for issuance without any further action by the stockholders.

A. Preferred Stock. The board of directors of the Corporation (the “Board of Directors”) is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL, including terms and rights relating to (a) whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series, (b) the dates at which dividends, if any, will be payable, (c) the redemption rights and price or prices, if any, for shares of the series, (d) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series, (e) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, (f) whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made, (g) restrictions on the issuance of shares of the same series or of any other class or series and (h) the voting rights, if any, of the holders of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation or by the GCL.

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of Common Stock shall be entitled to receive, out of any funds legally available for the purpose, such dividends as may be declared from time to time by the Board of Directors. When and as dividends are declared on the Common Stock, whether payable in cash, property or securities of the Corporation, each holder of Common Stock will be entitled to participate in such dividends ratably on a per share basis. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or upon the distribution of its assets, after the payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of Preferred Stock at the time outstanding shall be entitled, the remaining assets of the Corporation available for payment and distribution to stockholders shall, subject to any participating or similar rights of any series of Preferred Stock at the time outstanding, be distributed ratably among the holders of Common Stock at the time outstanding. Shares of Common Stock shall have no preference, conversion, exchange, preemptive or other similar rights. Except as otherwise required by the GCL, on all matters to be voted on by the Corporation’s stockholders, the Common Stock will be entitled to one vote per share. Except as otherwise required by law or the terms of any series of Preferred Stock, the Common Stock will vote together with the Preferred Stock on all matters submitted to a vote of stockholders.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) a. Number, election and terms of directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the number of directors which the Corporation would have if there were no vacancies (the “Whole Board”). The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the 1998 annual meeting of stockholders, the term of office of the second class to expire at the 1999 annual meeting of stockholders and the term of office of the third class to expire at the 2000 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1998 annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected by plurality vote for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy was created.

b. Stockholder nomination of director candidates and introduction of business. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

c. Newly created directorships and vacancies. Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies of the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

d. Removal. Subject to the rights of the holders of any class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class.

(3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL and this Certificate of Incorporation.

SIXTH: Any action required or permitted to be taken by the stockholders of the Corporation may only be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by any such holders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.

SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL. If the GCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation or otherwise shall not apply to or have any adverse effect on any right or protection of a director of the Corporation existing hereunder for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

EIGHTH: (1) The Corporation shall, to the fullest extent permitted by Section 145 of the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) against any expenses (including attorneys’ fees), judgments, fines and amounts paid or to be paid in settlement, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as amended, actually and reasonably incurred by such person in connection with such action, suit or proceeding (and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators) by reason of the fact that he, or a person of whom he is a legal representative, is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful; provided, however, that except as provided in subsection (7) of this Article EIGHTH, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding or part thereof initiated by such a person only if such proceeding (or part thereof) was authorized by the Board of Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful. The rights to indemnification pursuant to this Article EIGHTH (including advancement of expenses) shall be a contract right.

(2) Any indemnification under subsection (1) of this Article EIGHTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) of this Article EIGHTH. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

(3) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (to the extent required by the GCL) by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(4) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article EIGHTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(5) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article EIGHTH.

(6) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executor and administrators of such a person. The indemnification and advancement of expenses provided by, or grants pursuant to, this Article EIGHTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent (other than an officer or director), and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7) If a claim for indemnification pursuant to this Article EIGHTH is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been rendered to the Corporation) that the claimant has not met the applicable standard of conduct set forth in the GCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this paragraph that the procedures and presumptions of this Article EIGHTH are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met such applicable standard of conduct.

NINTH: In addition to any other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including making or declining to make any recommendation to the shareholders of the Corporation, the Board of Directors may in its discretion consider the longterm as well as short-term best interests of the Corporation (including the possibility that these interests may be best served by the continued independence of the Corporation), taking into account, and weighing as the directors deem appropriate, the effects of such action on employees, suppliers and customers of the Corporation and its subsidiaries and the effect upon communities in which offices or other facilities of the Corporation are located, and any other factors the directors consider pertinent.

TENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered in the manner provided in the By-Laws of the Corporation, to make, alter, amend and repeal the By-Laws of the Corporation in any respect not inconsistent with the laws of the State of Delaware or with this Restated Certificate of Incorporation of the Corporation.

ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the GCL, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that (i) no amendment, alteration, change or repeal in any respect of any provision of Article FIFTH, Article SIXTH, Article TENTH, or this Article ELEVENTH hereof may be made by the stockholders of the Corporation, and no provision inconsistent therewith may be so adopted, without the affirmative vote of 80 percent of the voting power of all the then outstanding shares of the Voting Stock, voting together as a single class.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed in its name and attested by its duly authorized officers this 1st day of May, 1996.

AUTOLIV, INC.

/S/ JÖRGEN SVENSSON
By:	Jörgen Svensson
Title:	Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

AUTOLIV, INC.

AUTOLIV, INC., a Delaware corporation and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The amendment to the Corporation’s Restated Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SECOND: Article FIFTH of the Corporation’s Restated Certificate of Incorporation is amended and restated in its entirety to read in its entirety as follows:

“FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) a. Number, election and terms of directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the number of directors which the Corporation would have if there were no vacancies (the “Whole Board”). The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall, until the election of directors at the annual meeting of stockholders to be held in 2017, be divided, with respect to the time for which they severally hold office, into three classes. The term of office for the class of directors elected at the 2012 annual meeting of stockholders shall expire at the 2015 meeting; the term of office for the class of directors elected at the 2013 annual meeting of stockholders shall expire at the 2016 meeting; and the term of office for the class of directors elected at the 2014 annual meeting of stockholders shall expire at the 2017 meeting, with the members of each class to hold office until their successors are elected and qualified. Commencing at the 2015 annual meeting of stockholders, directors succeeding those whose terms are then expired shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election and until their successors are elected and qualified. Commencing with the election of directors at the 2017 annual meeting of stockholders, the classification of the directors shall terminate and all directors shall be elected annually and serve until the next annual meeting of stockholders or until their earlier death, resignation, removal or disqualification. At each annual meeting of stockholders, directors shall be elected by a plurality of the votes cast by shares entitled to vote in the election at a meeting at which a quorum is present.

b. Stockholder nomination of director candidates and introduction of business. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

c. Newly created directorships and vacancies. Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies of the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, even though less than a quorum of the Board, and any director so chosen shall hold office until such director’s successor shall have been duly elected and qualified and, if the Board of Directors at such time is classified, until the next election of the class for which such director shall have been chosen. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

d. Removal. Subject to the rights of the holders of any class or series of Preferred Stock, (i) until the election of directors at the 2017 annual meeting of stockholders, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, and (ii) from and after the election of the directors at the 2017 annual meeting of stockholders, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least 80 percent of the voting power of all the then-outstanding shares of Voting Stock, voting together as a single class.

(3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL and this Certificate of Incorporation.”

IN WITNESS WHEREOF, the undersigned officer of the Corporation has caused this Certificate of Amendment to be executed this 6th day of May, 2014.

AUTOLIV, INC.

By:	/s/ Anthony J. Nellis
Name:	Anthony J. Nellis
Title:	Interim Vice President for Legal Affairs, General Counsel and Secretary